SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2003

MEDICSIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

011-44 20 7598-4070
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 5.           Other Events.

On July 31, 2003, the Company amended its Certificate of Incorporation to reduce the number of shares the Company is authorized to issue from 100,000,000 shares to 25,000,000 shares  This amendment was approved by a majority of the shareholders of the Company.  An Information Statement setting forth the details of the amendment was distributed to shareholders on July 11, 2003.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                    Exhibits.

3                            Composite Certificate of Incorporation, as amended and currently in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.

	By:	/s/ Simon Zuanic
Simon Zuanic
Chief Executive Officer

Date: August 5, 2003